UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  February 14, 2008

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

Payments and Drawdown under $100,000,000 Credit Agreement

On February 14, 2008, Cano Petroleum, Inc. (“Cano”) increased its aggregate borrowings to $48 million under its currently existing $100,000,000 Credit Agreement among Cano, as borrower, and Union Bank of California, N.A. and Natixis, as lenders. The interest rate on the amount borrowed fluctuates based on the LIBOR rate plus the applicable margin which ranges from 1.75% - 2.50% based on the utilization level. The average interest rate on February 14, 2008 was approximately 5.61%. No principal is due until November 29, 2009. The interest payment dates are February 22, 2008, February 29, 2008, March 10, 2008 and March 14, 2008. If the $48  million principal is not repaid on those dates, the term and the interest rate of the applicable borrowing may be modified with the term being up to 12 months from the aforementioned dates with interest payments being due at least every 90 days thereafter.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Incentive Plan

On February 15, 2008, Cano adopted the 2008 Annual Incentive Plan (the “Plan”) for granting cash incentives based on preset company performance goals and business unit performance goals. Under the Plan, incentive compensation may be paid upon the satisfaction of preset performance goals that are for less than one year, for one year or for more than one year. The Plan provides for performance criteria to be based on the achievement of financial and operating objectives of the company or a business unit, including, but not limited to, the following: (a) earnings (either in the aggregate or on a per-share basis); (b) net income; (c) operating income; (d) operating profit; (e) cash flow; (f) stockholder returns/including return on assets, investment, invested capital, and equity, (including income applicable to common stockholders or other class of stockholders); (g) return measures (including return on assets, equity, or invested capital); (h) earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA); (i) gross revenues; (j) share price (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time); (k) reduction in expense levels; (l) economic value; (m) market share; (n) annual net income applicable to common stock; (o) earnings per share; (p) annual cash flow provided by operations; (q) changes in annual revenue; (r) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; (s) operational performance measures tied to refining, including production volumes, refinery downtimes, environmental compliance, safety and accident rates, and refining margins; (t) operational measures tied to exploration and production, including changes in proven reserves, finding and development costs, drilling costs, lifting costs, and exploration costs; and (u) operating and maintenance cost management. In order to obtain favorable tax treatment for the deductibility of performance-based compensation under Section 162(m) of the Internal

Revenue Code (“Section 162(m)”), Cano anticipates submitting the Plan to its stockholders for approval in connection with its next Annual Meeting of Stockholders.

Attached hereto as Exhibit 10.1 and incorporated herein by reference is the Plan.

2008 Annual Incentive Payout Levels and Performance Goals

On February 15, 2008, Cano set forth the 2008 annual incentive payout levels and performance goals (the “2008 Awards”) for Cano’s Chairman of the Board and Chief Executive Officer, S. Jeffrey Johnson,  Senior Vice President and Chief Financial Officer, Morris B. “Sam” Smith, Senior Vice President – Engineering and Operations, Patrick McKinney, and Vice President and Principal Accounting Officer, Michael J. Ricketts (each, a “Named Executive Officer” and collectively, the “Named Executive Officers”). The 2008 Awards are based on the following threshold, target and maximum performance goals for fiscal year 2008 and the weighting set forth next to the goals (Cano notes that these goals are part of Cano’s incentive program and do not correspond to any financial or performance guidance that Cano has provided or will provide and should not be considered as statements of Cano’s expectations or estimates):

	Performance Goals
Performance Measure	Threshold	Target	Maximum	Weighting
Company Goals
Production*	1,976 BOEPD	2,470 BOEPD	3,211 BOEPD	35%
Proved Developed Producing Reserves	12,683,000 BOE	14,171,000 BOE	18,422,000 BOE	20%
EBITDA	$17,075,000	$21,344,000	$27,474,200	10%
Finding & Development Costs	$10.50 per BOE	$8.75 per BOE	$6.13 per BOE	10%
Committee Discretionary Award				25%

*Average daily production for fiscal year 2008.

Cano calculates EBITDA as earnings before interest, taxes, depreciation and amortization.

The 2008 Awards potential payout levels for each Named Executive Officer are set forth below:

			2008 Bonus Payout
	Base Salary (1/1/2008)	Target Bonus (% of Salary)	Threshold (50% of Target)	Target	Maximum (150% of Target)
S. Jeffrey Johnson	$509,480	75%	$191,000	$382,000	$573,000
Morris B. “Sam” Smith	$300,000	75%	$112,500	$225,000	$338,000
Patrick McKinney	$250,000	75%	$93,750	$187,500	$281,000
Michael J. Ricketts	$187,000	50%	$47,000	$94,000	$141,000

For each Named Executive Officer, the target bonus is set as a percentage of such Named Executive Officer’s January 1, 2008 base salary. The threshold payout level is set at 50% of the target bonus and the maximum payout level is set at 150% of the target bonus.

Since the 2008 Awards were not approved within 90 days of the July 1, 2007, the beginning of the 2008 fiscal year, any amounts paid for the 2008 Awards will not be exempt from the Section 162(m) cap on deductible compensation. Therefore, to the extent any of the Named Executive Officers has compensation for the year-ending December 31, 2008 that is in excess of $1,000,000, Cano will not be able deduct any amounts in excess of $1,000,000.

Item 7.01.              Regulation FD Disclosure.

Cano expects to make a presentation concerning its business at the C.K. Cooper & Co. conference on February 21, 2008. The materials to be utilized during the presentation are attached as Exhibit 99.1 to this report.

The information regarding the presentation (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                           2008 Annual Incentive Plan.

10.2                           Summary of 2008 Cash Incentive Awards.

The following exhibit is being furnished with this Form 8-K.

99.1         Presentation Materials.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: February 21, 2008
	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2008 Annual Incentive Plan

10.2	Summary of 2008 Cash Incentive Awards

99.1	Presentation Materials